Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section1350, as Adopted

Pursuant to Section906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Highpower International, Inc. (the “Company”) on Form10-Q for the quarter ending September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)  The Report fully complies with the requirements of Section13(a) or 15(d) of the Securities Exchange Act of 1934. and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dang Yu Pan

Dang Yu Pan
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)
November 10, 2016

/s/ Sunny Pan

Sunny Pan
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)
November 10, 2016